INDEPENDENT  AUDITOR'S  REPORT


To  The  Board  of  Directors  of  Amer Software, Inc.

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-4 of our reports dated May 31, 2001 and November 20, 2000 relating to the financial statements of Amer Software, Inc. appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

__________________________________

MILLER & MCCOLLOM


Englewood,  Colorado
June 5, 2001